UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard Rockville, Maryland		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 548-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 2, 2012, Catalyst Health Solutions, Inc., a Delaware corporation (the “Company” or “Catalyst”), repaid all amounts (including principal, interest and fees) accrued and outstanding under that certain Revolving Credit and Term Loan Agreement dated as of August 4, 2010 among the Company, as borrower, the lenders from time to time party thereto, Wells Fargo Bank, National Association and Bank of America, N.A., as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and Citizens Bank of Pennsylvania, as Co-Documentation Agents and SunTrust Bank, as Administrative Agent (the “Credit Agreement”). The Credit Agreement was terminated effective as of July 2, 2012.

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective as of 4:01 p.m. Eastern Time on July 2, 2012 (the “Effective Time”), a wholly-owned subsidiary of SXC Health Solutions Corp., a corporation organized under the laws of the Yukon Territory, Canada (“SXC”), was merged with and into the Company (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of April 17, 2012 and as amended on June 29, 2012, among SXC, SXC Health Solutions, Inc., a Texas corporation and wholly-owned subsidiary of SXC (“US Corp.”), Catamaran I Corp., a Delaware corporation and a direct wholly-owned subsidiary of US Corp. (“Merger Sub”), Catamaran II LLC, a Delaware limited liability company and wholly-owned subsidiary of US Corp. (“Merger LLC”), and the Company (as amended, the “Merger Agreement”). As a result of the Merger, the Company became an indirect, wholly-owned subsidiary of SXC. Following the Merger, the Company merged (the “Subsequent Merger”) into Merger LLC, with Merger LLC continuing as the surviving company under the name Catamaran Health Solutions, LLC.

As a result of the Merger, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) outstanding immediately prior to the Effective Time (other than shares of Company Common Stock for which appraisal rights were properly exercised or shares of Company Common Stock owned by the Company, SXC, US Corp., Merger Sub, Merger LLC or any of their respective wholly-owned subsidiaries) was converted into the right to receive (i) $28.00 in cash without interest and (ii) 0.6606 of a share of common stock (“SXC Common Stock”), no par value per share, of SXC (the “Merger Consideration”). No fractional shares of SXC Common Stock were issued in the Merger, and the Company’s stockholders will receive cash in lieu of fractional shares, if any, of SXC Common Stock. The issuance of SXC Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to the registration statement on Form S-4 (File No. 333- 181189) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on June 1, 2012.

Each option to purchase Company Common Stock granted under a Company stock plan that was outstanding immediately prior to the Effective Time was assumed by SXC and became an option to purchase SXC Common Stock, on the same terms and conditions as the Company stock option (but taking into account any changes to the option, including any acceleration, lapse or other vesting, provided in the Company stock plan or related award documents by reason of the Merger). The number of shares of SXC Common Stock subject to each such converted stock option equals the number of shares of Company Common Stock subject to such Company stock option, multiplied by the option exchange ratio, rounded down to the nearest whole share of SXC common stock. The exercise price per share for each such converted stock option equals the per share exercise price specified in such Company stock option divided by the option exchange ratio (rounded up to the nearest cent). The “option exchange ratio” is equal to 0.9513 , which equals the sum of 0.6606 plus the fraction obtained by dividing $28.00 by the average per share last reported sale price of SXC common stock on NASDAQ over the five trading days preceding the Effective Time.

In connection with the Merger, each share of restricted stock granted under a Company stock plan and outstanding immediately prior to the Effective Time became fully vested and at the Effective Time was cancelled in exchange for the right to receive the Merger Consideration. In connection with the Merger, each award of performance share units with respect to shares of Company Common Stock granted under a Company stock plan that was outstanding immediately prior to the Effective Time became fully vested at 100% of the target number of performance share units subject to such performance share unit award. Such performance share unit awards were cancelled in exchange for the right to receive the Merger Consideration.

In connection with the Merger, certain unexpired and unexercised Company warrants issued pursuant to a stock purchase agreement, dated as of June 18, 2004 were assumed by SXC and became a warrant to purchase the number of shares of SXC Common Stock (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company warrant immediately prior to the Effective Time by (ii) the option exchange ratio, at an exercise price per share of SXC Common Stock (rounded up to the nearest cent) equal to the exercise price per share of Company Common Stock under such Company warrant immediately prior to the Effective Time divided by the option exchange ratio. In addition, certain unexpired and unexercised Company warrants issued pursuant to a stock purchase agreement, dated as of August 25, 2010 were cancelled and converted into the right to receive, upon payment of the aggregate exercise price of such warrant, the combination of (x) the product of the per share cash amount (without interest, and subject to deduction for any required withholding taxes), multiplied by the number of shares of the Company Common Stock subject to such warrant as of immediately prior to the Effective Time, and (y) the number of shares of SXC Common Stock (decreased to the nearest full share) equal to the product of the exchange ratio, multiplied by the number of shares of Company Common Stock subject to such Company warrant immediately prior to the Effective Time.

SXC and the Company will each treat the Merger and the Subsequent Merger, taken together, as a “reorganization” under Section 368(a) of the Internal Revenue Code. For a discussion of the qualification of the Merger and the Subsequent Merger, taken together, as a “reorganization,” and the material U.S. federal income tax consequences of the exchange of Company Common Stock for SXC Common Stock and cash in the Merger, see the discussion under the heading “Taxation—Material U.S. Federal Income Tax Consequences” in the Registration Statement. Under the Merger Agreement, the Subsequent Merger would occur, and the parties would treat the Merger and the Subsequent Merger, taken together, as a “reorganization,” only if on or before the closing date each of SXC and the Company received an opinion of its special counsel as to certain tax matters specified in the merger agreement. SXC and the Company each received such an opinion on the closing date.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on July 2, 2012, the Company notified Nasdaq Stock Market LLC (“NASDAQ”) of its intent to remove its common stock from listing. On July 2, 2012, NASDAQ filed a delisting application on Form 25 with the SEC to delist and deregister the Company Common Stock. The Company intends to file a Form 15 to suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as soon as practicable.

Item 3.03	Material Modification to Rights of Security Holders

Pursuant to the terms of the Merger Agreement, at the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock for which appraisal rights were properly exercised or shares of Company Common Stock owned by the Company, SXC, US Corp., Merger Sub, Merger LLC or any of their respective wholly-owned subsidiaries) were converted into the right to receive the Merger Consideration.

Upon the Effective Time, holders of shares of Company Common Stock ceased to have any rights as stockholders in the Company, other than the right to receive the Merger Consideration in accordance with the Merger Agreement or, in the case of shares of Company Common Stock held of record by stockholders who have properly demanded appraisal of such shares in accordance with Section 262 of the DGCL, appraisal rights.

The information in Item 2.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant

The information contained in Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, all of the members of the board of directors of the Company resigned and were replaced by Mark Thierer and Jeffrey Park pursuant to the terms of the Merger Agreement. Additionally, David T. Blair, Timothy R. Pearson and Benjamin R. Preston resigned from their positions as officers of the Company. Following completion of the Merger, Mark Thierer was appointed as President and Chief Executive Officer of the Company, and Jeffrey Park was appointed as Chief Financial Officer, Executive Vice President—Finance, Secretary and Treasurer.

Item	5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the Effective Time, the: (i) Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated and (ii) Bylaws of Merger Sub, as in effect immediately prior to the Merger, became the Bylaws of the Company. A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference. A copy of the Bylaws of the Company is filed as Exhibit 3.2 hereto and is incorporated herein by reference. As noted above, following the Merger, the Subsequent Merger was effected with the Company merging into Merger LLC and Merger LLC surviving the merger as a wholly-owned subsidiary of SXC. As a result of the Subsequent Merger, the surviving company’s name was changed to Catamaran Health Solutions, LLC and the Certification of Formation and Operating Agreement of the surviving company were amended. A copy of the Certificate of Formation and the Operating Agreement of the surviving company are filed herewith as Exhibit 3.3 hereto and Exhibit 3.4 hereto, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On July 2, 2012, Catalyst held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, Catalyst stockholders approved the adoption of the Merger Agreement. Sufficient votes were received to approve the proposal for the adjournment of the Special Meeting (if necessary or appropriate to solicit additional proxies if there were not sufficient votes to adopt the Merger Agreement), but an adjournment was not necessary in light of the adoption of the Merger Agreement. In addition, the non-binding advisory vote to approve certain compensation arrangements for Catalyst’s named executive officers in connection with the Merger was also approved by Catalyst stockholders.

(b) There were 50,298,702 shares of Catalyst common stock issued and outstanding on the record date and eligible to be voted at the Special Meeting and 44,418,082 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting.

The items voted upon at the Special Meeting and the final voting results for each proposal were as follows:

1. To adopt the Merger Agreement.

For	Against	Abstain
44,395,085	19,583	3,441

2. To approve, by non-binding advisory vote, certain compensation arrangements for Catalyst’s named executive officers in connection with the merger contemplated by the Merger Agreement.

For	Against	Abstain
37,383,170	6,662,638	372,274

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company

3.3	Amended Certificate of Formation of Catamaran Health Solutions, LLC

3.4	Amended and Restated Operating Agreement of Catamaran Health Solutions, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAMARAN HEALTH SOLUTIONS, LLC,
successor by merger to Catalyst Health Solutions, Inc.

By:	/s/ Jeffrey Park
Name:	Jeffrey Park
Title:	Chief Financial Officer, Executive Vice President - Finance, Secretary and Treasurer

Date: July 6, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company

3.3	Amended Certificate of Formation of Catamaran Health Solutions, LLC

3.4	Amended and Restated Operating Agreement of Catamaran Health Solutions, LLC